news release

GoDaddy Reports Third Quarter 2024 Financial Results
Company builds on its track record of profitable growth, strong cash generation and share repurchases

TEMPE, Ariz., October 30, 2024 /PRNewswire/ - GoDaddy Inc. (NYSE: GDDY) today reported financial results for the third quarter that ended September 30, 2024.

"GoDaddy delivered a solid third quarter, with continued progress on our key initiatives," said GoDaddy CEO Aman Bhutani. "We are committed to empowering entrepreneurs worldwide with innovative solutions and look forward to sharing the enhanced capabilities of the GoDaddy Airo experience at our Investor Dinner in December."

"Our third quarter results demonstrated continued progress delivering durable top-line growth, expanded profitability and strong cash generation," said GoDaddy CFO Mark McCaffrey. "Our execution, combined with our strong balance sheet and disciplined capital allocation framework, powers our ability to create enduring value for our shareholders."

Third Quarter 2024 Business and Financial Highlights
•Total revenue of $1.15 billion, up 7% year-over-year on a reported and constant currency basis.
•Applications and Commerce (A&C) revenue grew 16%, year-over-year, to $423.1 million. Annualized recurring revenue (ARR) for A&C grew 15% year-over-year, to $1.6 billion.
•Core Platform (Core) revenue totaled $724.5 million, growing 3% year-over-year. Core ARR grew 4% year-over-year, to $2.4 billion.
•Total bookings of $1.2 billion, up 9% year-over-year on a reported and constant currency basis.
•Net income of $190.5 million, up 45% year-over-year, representing a 17% margin.
•Normalized EBITDA (NEBITDA) of $366.5 million, up 24% year-over-year, representing a 32% margin.
•Net cash provided by operating activities of $355.2 million, up 26% year-over-year.
•Free cash flow of $362.7 million, up 29% year-over-year.
•The company continued rolling out its innovative GoDaddy Airo™ AI-powered experience, now available in over 180 countries globally. Discovery and engagement continue to build positive momentum as we focus on optimizing monetization pathways.
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Consolidated Third Quarter Financial Highlights

	Three Months Ended September 30,				Nine Months Ended September 30,
	2024	2023	Change	Constant Currency	2024	2023	Change

	(in millions, except customers in thousands and ARPU in dollars)

Total Revenue	$1,147.6	$1,069.7	7.3%	7.3%	$3,380.6	$3,153.8	7.2%
Applications and commerce revenue	$423.1	$363.3	16.5%		$1,211.8	$1,053.0	15.1%
Core platform revenue	$724.5	$706.4	2.6%		$2,168.8	$2,100.8	3.2%
International revenue	$369.4	$345.5	6.9%	6.9%	$1,079.4	$1,027.2	5.1%
Net income(1)	$190.5	$131.0	45.4%		$738.3	$261.5	182.3%
Net income margin	16.6%	12.2%			21.8%	8.3%
Net cash provided by operating activities	$355.2	$281.6	26.1%		$947.2	$749.9	26.3%
Segment EBITDA - A&C	$194.6	$154.3	26.1%		$533.1	$429.4	24.1%
Segment EBITDA margin - A&C	46.0%	42.5%	350bps		44.0%	40.8%	320bps
Segment EBITDA - Core	$239.0	$208.6	14.6%		$675.2	$588.6	14.7%
Segment EBITDA margin - Core	33.0%	29.5%	350bps		31.1%	28.0%	310bps
Non-GAAP Results(2):
NEBITDA	$366.5	$296.0	23.8%		$1,011.2	$810.3	24.8%
NEBITDA Margin	31.9%	27.7%	420bps		29.9%	25.7%	420bps
Unlevered free cash flow	$399.4	$320.1	24.8%		$1,126.7	$907.6	24.1%
Free cash flow	$362.7	$280.2	29.4%		$1,013.5	$779.3	30.1%
Operating and Business Metrics:
Total bookings	$1,241.7	$1,138.9	9.0%	9.4%	$3,816.3	$3,479.2	9.7%
Total customers at period end	20,725	21,025	(1.4)%		20,725	21,025	(1.4)%
Average revenue per user (ARPU)	$215	$200	7.5%		$215	$200	7.5%
Annualized recurring revenue (ARR)	$3,974.6	$3,675.1	8.1%		$3,974.6	$3,675.1	8.1%
_______________________________
(1) Net income for the three and nine months ended September 30, 2024 includes $0.4 million and $29.7 million, respectively, in restructuring and other charges. In addition, the nine months ended September 30, 2024 includes a non-routine, non-cash benefit to income taxes of $267.4 million related to the conversion of our Desert Newco, LLC subsidiary from a partnership to a disregarded entity for U.S. income tax purposes.
(2) Reconciliations of our non-GAAP results to their most directly comparable GAAP financial measures are set forth in "Reconciliation of Non-GAAP Financial Measures" below.

Share Repurchases
Year-to-date through October 28, 2024, GoDaddy repurchased 5.2 million shares of its common stock for an aggregate purchase price of $668.1 million, with an average price per share of $129.02. Cumulatively, these repurchases represent an approximate 23% reduction in fully diluted shares from those outstanding at the January 2022 inception of the current $4.0 billion buyback authorization.

Balance Sheet
As of September 30, 2024, total cash and cash equivalents were $767.1 million, total debt was $3.9 billion and net debt was $3.1 billion.
Business Outlook
For the full year ending December 31, 2024, GoDaddy raised its revenue expectations to a range of $4.545 billion to $4.565 billion, representing year-over-year growth of 7% at the midpoint. GoDaddy also raised its NEBITDA margin expectations to approximately 30%.
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For the fourth quarter ending December 31, 2024, GoDaddy expects total revenue in the range of $1.165 billion to $1.185 billion, representing year-over-year growth of 7% at the midpoint, versus the same period in 2023. Within total revenue, GoDaddy expects fourth quarter and full year A&C revenue growth in the mid-teens and Core revenue growth in the low single digits.
For the fourth quarter ending December 31, 2024, GoDaddy expects NEBITDA margin to be approximately 31%.
For the full year ending December 31, 2024, GoDaddy raised its unlevered free cash flow target to at least $1.475 billion, representing growth of 18%, year-over-year, versus $1.254 billion of unlevered free cash flow generated in 2023. Additionally, GoDaddy raised its free cash flow target to at least $1.325 billion, representing growth of 22%, year-over-year, versus the $1.084 billion of free cash flow generated in 2023.
GoDaddy's consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States (GAAP). GoDaddy does not provide reconciliations from non-GAAP guidance to GAAP equivalents because projections of changes in individual balance sheet amounts are not possible without unreasonable effort and presentation of such reconciliations would imply an inappropriate degree of precision. GoDaddy's reported results provide reconciliations of non-GAAP financial measures to their nearest GAAP equivalents.
Upcoming Investor Event
GoDaddy plans to demonstrate the expanded capabilities and features of its Airo experience, as well as share more on its innovation and execution, at its Investor Dinner in Tempe, Arizona on December 3, 2024. Please contact investors@godaddy.com for registration information. GoDaddy Airo is a proactive, intelligent AI-driven experience that helps our customers name, build and grow their small businesses, allowing them to go from idea to online in minutes.
Quarterly Earnings Webcast
GoDaddy will host a webcast to discuss third quarter 2024 results at 5:00 p.m. Eastern Time on October 30, 2024. To participate in the webcast, please preregister online at https://investors.godaddy.net/investor-relations/overview/default.aspx. The live webcast of the event, together with a slide presentation including supplemental financial information and reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures, will be available through GoDaddy's Investor Relations website at https://investors.godaddy.net. A transcript of pre-recorded remarks will be available on the Investor Relations website at the time of the webcast. Following the event, a recorded replay of the webcast will be available on the website.
GoDaddy uses its Investor Relations website at https://investors.godaddy.net as a means of disclosing material non-public information and to comply with its disclosure obligations under Regulation FD. Accordingly, investors should monitor GoDaddy’s Investor Relations website, in addition to following press releases, Securities and Exchange Commission (SEC) filings, public conference calls and webcasts.
Forward-Looking Statements
This press release contains forward-looking statements which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on estimates and information available to us at the time of this press release and are not
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guarantees of future performance. Statements in this press release involve risks, uncertainties and assumptions. If the risks or uncertainties materialize or the assumptions prove incorrect, our results may differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact could be deemed forward-looking statements, including, but not limited to any statements regarding: our business outlook; launches of new or expansion of existing products or services, including GoDaddy Airo, any projections of product or service availability, technology developments and innovation, customer growth, or other future events; historical results that may suggest future trends for our business; our plans, strategies or objectives with respect to future operations, partnerships and partner integrations and marketing strategy; future financial results; our ability to achieve desired synergies and vertical integration; the expected impacts of our restructuring efforts; our forecasted levels of future taxable income and ability to realize our deferred tax assets; and assumptions underlying any of the foregoing.
Actual results could differ materially from our current expectations as a result of many factors, including, but not limited to: the unpredictable nature of our rapidly evolving market; fluctuations in our financial and operating results; our rate of growth; interruptions or delays in our service or our web hosting; our dependence on payment card networks and acquiring processors; cyberattacks or breaches of our security measures; the impact of any previous or future acquisitions or divestitures; our ability to innovate and continue to release, and gain customer acceptance of, our existing and future products and services; our ability to deploy new and evolving technologies, such as artificial intelligence, machine learning, data analytics and similar tools, in our offerings; our ability to manage our growth; our ability to hire, retain and motivate employees; the effects of competition; technological, regulatory and legal developments; litigation and government inquiries; privacy, legislative and regulatory concerns or developments; impacts of our restructuring efforts; macroeconomic conditions and developments in the economy, financial markets and credit markets; continued escalation of geopolitical tensions; the level of interest rates and inflationary pressures; execution of share repurchases; and our ability to remediate the identified material weakness in our internal control over financial reporting and to maintain effective internal control over financial reporting.

Additional risks and uncertainties that could affect GoDaddy's business and financial results are included in the filings we make with the SEC from time to time, including those described in "Risk Factors" in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2024 and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the year ended December 31, 2023 and in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, which are available on GoDaddy's website at https://investors.godaddy.net and on the SEC's website at www.sec.gov. Additional information will also be set forth in other filings that GoDaddy makes with the SEC from time to time. All forward-looking statements in this press release are based on information available to GoDaddy as of the date hereof. Except to the extent required by law, GoDaddy does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

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Non-GAAP Financial Measures and Other Operating and Business Metrics
In addition to our financial results prepared in accordance with GAAP, this press release includes certain non-GAAP financial measures and other operating and business metrics. We believe that these non-GAAP financial measures and other operating and business metrics are useful as a supplement in evaluating our ongoing operational performance and enhancing an overall understanding of our past financial performance. The non-GAAP financial measures included in this press release should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In addition, similarly titled measures may be calculated differently by other companies and may not be comparable. A reconciliation between each non-GAAP financial measure and its nearest GAAP equivalent is included in this press release following the financial statements. We use both GAAP and non-GAAP measures to evaluate and manage our operations.
Total bookings. Total bookings is an operating metric representing the total value of customer contracts entered into during the period, excluding refunds. We believe total bookings provides additional insight into the performance of our business and the effectiveness of our marketing efforts since we typically collect payment at the inception of a customer contract but recognize revenue ratably over the term of the contract.
Constant currency. Constant currency is calculated by translating bookings and revenue for each month in the current period using the foreign currency exchange rates for the corresponding month in the prior period, excluding any hedging gains or losses realized during the period. We believe constant currency information is useful in analyzing underlying trends in our business by eliminating the impact of fluctuations in foreign currency exchange rates and allows for period-to-period comparisons of our performance.
Normalized EBITDA (NEBITDA). NEBITDA is a supplemental measure of our operating performance used by management and investors to evaluate our business. We calculate NEBITDA as net income excluding depreciation and amortization, interest expense (net), provision or benefit for income taxes, equity-based compensation expense, acquisition-related costs, restructuring-related expenses and certain other items. We believe that the inclusion or exclusion of certain recurring and non-recurring items provides a supplementary measure of our core operating results and permits useful alternative period-over-period comparisons of our operations. NEBITDA should not be viewed as a substitute for comparable GAAP measures.
NEBITDA margin. NEBITDA margin is used by management as a supplemental measure of our operating performance and refers to the ratio of NEBITDA to revenue, expressed as a percentage.
Unlevered free cash flow. Unlevered free cash flow is a measure of our liquidity used by management to evaluate our business prior to the impact of our capital structure and restructuring and after purchases of property and equipment. Such liquidity can be used by us for strategic opportunities and strengthening our balance sheet. However, given our debt obligations, unlevered free cash flow does not represent residual cash flow available for discretionary expenses.
Free cash flow. Free cash flow is defined as our unlevered free cash flow less interest payments for the period. We use free cash flow as a supplemental measure of our liquidity, including our ability to generate cash flow in excess of capital requirements and return cash to shareholders,
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though it should not be considered as an alternative to, or more meaningful than, comparable GAAP measures.
Net debt. We define net debt as total debt less cash and cash equivalents and short-term investments. Total debt consists of the current portion of long-term debt plus long-term debt and unamortized original issue discount and debt issuance costs. Our management reviews net debt as part of its management of our overall liquidity, financial flexibility, capital structure and leverage and we believe such information is useful to investors. Furthermore, certain analysts and debt rating agencies monitor our net debt as part of their assessments of our business.
Annualized recurring revenue (ARR). ARR is an operating metric defined as annualized quarterly recurring GAAP revenue, net of refunds, from new and renewed subscription-based services. ARR is exclusive of any revenue that is non-recurring, including, without limitation, domain aftermarket, domain transfers, one-time set-up or migration fees and non-recurring professional website services fees. We believe ARR helps illustrate the scale of certain of our products and facilitates comparisons to other companies in our industry.
Average revenue per user (ARPU). We calculate ARPU as total revenue during the preceding 12 month period divided by the average of the number of total customers at the beginning and end of the period. ARPU provides insight into our ability to sell additional products to our customers.
Total customers. We define a customer as an individual or entity, each with a unique account and paid transactions in the trailing twelve months or with paid subscriptions as of the end of the period. Total customers is one way we measure the scale of our business and can be a contributing factor to our ability to increase our revenue base.
About GoDaddy
GoDaddy helps millions of entrepreneurs globally start and scale their businesses. People come to GoDaddy to name their idea, build a professional website, attract customers, sell their products and services, and accept payments online and in-person. GoDaddy's easy-to-use tools help small business owners manage everything in one place and its expert guides are available to provide assistance 24/7. To learn more about the company, visit www.GoDaddy.com.
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GoDaddy Inc.
Consolidated Statements of Operations (unaudited)
(In millions, except shares in thousands and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue:
Applications and commerce	$423.1	$363.3	$1,211.8	$1,053.0
Core platform	724.5	706.4	2,168.8	2,100.8
Total revenue	1,147.6	1,069.7	3,380.6	3,153.8
Costs and operating expenses(1)
Cost of revenue (excluding depreciation and amortization)	407.4	396.9	1,230.2	1,171.4
Technology and development	205.1	201.6	613.9	635.8
Marketing and advertising	84.4	86.4	265.1	268.3
Customer care	68.9	75.7	218.6	230.2
General and administrative	94.8	91.6	282.1	278.4
Restructuring and other	0.4	9.8	29.7	79.6
Depreciation and amortization	32.8	40.6	103.1	132.6
Total costs and operating expenses	893.8	902.6	2,742.7	2,796.3
Operating income	253.8	167.1	637.9	357.5
Interest expense	(39.4)	(44.0)	(120.2)	(135.4)
Loss on debt extinguishment	—	(1.5)	(3.1)	(1.5)
Other income (expense), net	6.6	6.3	24.5	35.7
Income before income taxes	221.0	127.9	539.1	256.3
Benefit (provision) for income taxes	(30.5)	3.1	199.2	5.2
Net income	190.5	131.0	738.3	261.5
Less: net income attributable to non-controlling interests	—	0.3	—	0.6
Net income attributable to GoDaddy Inc.	$190.5	$130.7	$738.3	$260.9
Net income attributable to GoDaddy Inc. per share of Class A common stock:
Basic	$1.36	$0.90	$5.22	$1.73
Diluted	$1.32	$0.89	$5.09	$1.71
Weighted-average shares of Class A common stock outstanding:
Basic	140,523	145,484	141,437	150,614
Diluted	144,138	147,291	145,179	153,303
___________________________
(1) Costs and operating expenses include equity-based compensation expense as follows:
Cost of revenue	$0.3	$0.3	$0.6	$1.1
Technology and development	38.6	42.2	115.4	123.2
Marketing and advertising	7.7	7.1	22.9	21.0
Customer care	4.9	6.1	16.4	18.0
General and administrative	22.9	20.5	66.3	62.0
Restructuring and other	—	—	0.8	2.3
Total equity-based compensation expense	$74.4	$76.2	$222.4	$227.6
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GoDaddy Inc.
Consolidated Balance Sheets (unaudited)
(In millions, except per share amounts)

	September 30,	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$767.1	$458.8
Short-term investments	—	40.0
Accounts and other receivables	90.7	76.6
Registry deposits	42.3	37.3
Prepaid domain name registry fees	490.3	466.0
Prepaid expenses and other current assets	163.8	177.2
Total current assets	1,554.2	1,255.9
Property and equipment, net	155.8	185.3
Operating lease assets	56.4	60.8
Prepaid domain name registry fees, net of current portion	225.7	209.0
Goodwill	3,594.0	3,569.3
Intangible assets, net	1,091.2	1,158.6
Deferred tax assets	1,219.0	1,020.4
Other assets	100.9	105.6
Total assets	$7,997.2	$7,564.9
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$73.7	$148.1
Accrued expenses and other current liabilities	438.2	442.2
Deferred revenue	2,256.1	2,074.9
Long-term debt	16.5	17.9
Total current liabilities	2,784.5	2,683.1
Deferred revenue, net of current portion	881.3	802.4
Long-term debt, net of current portion	3,783.6	3,798.5
Operating lease liabilities, net of current portion	83.5	90.2
Other long-term liabilities	84.4	90.7
Deferred tax liabilities	23.2	37.8
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value	—	—
Class A common stock, $0.001 par value	0.1	0.1
Class B common stock, $0.001 par value	—	—
Additional paid-in capital	2,519.0	2,271.6
Accumulated deficit	(2,252.6)	(2,320.7)
Accumulated other comprehensive income	90.2	111.2
Total stockholders' equity	356.7	62.2
Total liabilities and stockholders' equity	$7,997.2	$7,564.9

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GoDaddy Inc.
Consolidated Statements of Cash Flows (unaudited)
(In millions)

	Nine Months Ended September 30,
	2024	2023
Operating activities
Net income	$738.3	$261.5
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	103.1	132.6
Equity-based compensation expense	222.4	227.6
(Gain) loss on derivative instruments	6.7	(9.2)
Deferred taxes	(213.7)	(19.4)
Loss on dispositions	1.9	16.8
Other	29.7	37.4
Changes in operating assets and liabilities, net of amounts acquired:
Prepaid domain name registry fees	(40.3)	(47.3)
Accounts payable	(73.9)	6.2
Accrued expenses and other current liabilities	(15.7)	45.2
Deferred revenue	262.3	173.4
Other operating assets and liabilities	(73.6)	(74.9)
Net cash provided by operating activities	947.2	749.9
Investing activities
Maturities of short-term investments	40.0	—
Purchases of intangible assets	—	(35.4)
Net proceeds received from dispositions	8.1	12.4
Purchases of property and equipment	(12.2)	(38.0)
Other investing activities	—	(0.4)
Net cash provided by (used in) investing activities	35.9	(61.4)
Financing activities
Proceeds received from:
Issuance of term loans	2,752.3	1,759.9
Stock option exercises	4.4	9.6
Issuance of Class A common stock under ESPP	19.5	18.2
Payments made for:
Repurchases of Class A common stock	(668.1)	(1,133.2)
Repayment of long-term debt	(2,768.4)	(1,780.0)
Other financing obligations	(15.6)	(7.8)
Net cash used in financing activities	(675.9)	(1,133.3)
Effect of exchange rate changes on cash and cash equivalents	1.1	—
Net increase (decrease) in cash and cash equivalents	308.3	(444.8)
Cash and cash equivalents, beginning of period	458.8	774.0
Cash and cash equivalents, end of period	$767.1	$329.2
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Reconciliation of Non-GAAP Financial Measures
The following tables reconcile each non-GAAP financial measure to its most directly comparable GAAP financial measure:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	(in millions)
NEBITDA and NEBITDA Margin:
Net income	$190.5	$131.0	$738.3	$261.5
Depreciation and amortization	32.8	40.6	103.1	132.6
Equity-based compensation expense(1)	74.4	76.2	221.6	225.3
Interest expense, net	33.2	39.8	102.4	115.2
Acquisition-related expenses, net of reimbursements(2)	0.1	(1.4)	0.2	7.2
Restructuring and other(3)	5.0	12.9	44.8	73.7
Provision (benefit) for income taxes	30.5	(3.1)	(199.2)	(5.2)
NEBITDA	$366.5	$296.0	$1,011.2	$810.3

Net income margin	16.6%	12.2%	21.8%	8.3%

NEBITDA margin	31.9%	27.7%	29.9%	25.7%
_______________________________
(1)The nine months ended September 30, 2024 and 2023 excludes $0.8 million and $2.3 million, respectively, of equity-based compensation expense associated with our restructuring activities, which is included within restructuring and other.
(2)The three and nine months ended September 30, 2023 include an adjustment of $6.0 million to a previously-recognized acquisition milestone liability.
(3)In addition to the restructuring and other in our statements of operations, other charges included are primarily composed of lease-related expenses associated with closed facilities, charges related to certain legal matters, adjustments to the fair value of our equity investments, expenses incurred in relation to the refinancing of our long-term debt, and incremental expenses associated with certain professional services.

September 30, 2024

(in millions)
Net Debt:
Current portion of long-term debt	$16.5
Long-term debt	3,783.6
Unamortized original issue discount and debt issuance costs	59.9
Total debt	3,860.0
Less: cash and cash equivalents	(767.1)
Less: Short-term investments	—
Net debt	$3,092.9

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	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

	(in millions)
Free Cash Flow and Unlevered Free Cash Flow:
Net cash provided by operating activities	$355.2	$281.6	$947.2	$749.9
Capital expenditures	(5.0)	(9.4)	(12.2)	(38.0)
Cash paid for acquisition-related costs	0.1	0.8	16.1	10.4
Cash paid for restructuring and other charges(1)	12.4	7.2	62.4	57.0
Free cash flow	$362.7	$280.2	$1,013.5	$779.3
Cash paid for interest on long-term debt	36.7	39.9	113.2	128.3
Unlevered free cash flow	$399.4	$320.1	$1,126.7	$907.6
_______________________________
(1)In addition to payments made pursuant to our restructuring activities, cash paid for restructuring and other charges includes lease-related payments associated with closed facilities, payments related to certain legal matters, incremental payments associated with professional services and third party payments incurred in relation to the refinancing of our long-term debt. For the nine months ended September 30, 2023, it also includes a payment related to the termination of a revenue sharing agreement.
Shares Outstanding
Total shares of common stock outstanding are as follows:

	September 30,
	2024	2023

	(in thousands)
Shares Outstanding:
Class A common stock	140,349	141,989
Class B common stock(1)	—	307
Total common stock outstanding	140,349	142,296
Effect of dilutive securities(2)	3,615	1,500
Total shares outstanding	143,964	143,796
_______________________________
(1)As of September 30, 2024, following a series of transactions undertaken to simplify our capital structure, there are no longer any Class B shares outstanding. Shares of Class B common stock were not participating securities and had no rights to share in our earnings.
(2)Calculated using the treasury stock method, which excludes the impact of antidilutive securities.
Constant Currency
The following table provides a reconciliation of constant currency:

September 30, 2024

(in millions)
Constant Currency:
Revenue	$1,147.6
Constant currency adjustment	0.2
Constant currency revenue	$1,147.8

Bookings	$1,241.7
Constant currency adjustment	4.1
Constant currency bookings	$1,245.8

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CONTACTS:

Investors
Christie Masoner
investors@godaddy.com

Media
Kristy Nicholas
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